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                                                                    Exhibit 24.1

CONFORMED

                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Larry J. Moeller, Sr. and Timothy D. Regan, and each of them, as the true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Application for Conversion by Citizens First Savings Bank and the Registration Statement on Form S-1 by Citizens First Bancorp, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Michigan Office of Financial and Insurance Services, the Federal Deposit Insurance Corporation and the U.S. Securities and Exchange Commission and all other applicable regulatory agencies, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Michigan Savings Bank Act and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Application for Conversion and the Registration Statement have been duly signed by the following persons in the capacities and on the dates indicated.

     NAME                                              DATE
     ----                                              ----

/s/ Larry J. Moeller, Sr.                              November 3, 2000
--------------------------------------------
Larry J. Moeller, Sr.
President, Chief Executive Officer and Director
(principal executive officer)
Citizens First Bancorp, Inc.

President, Chief Executive Officer and Director
Citizens First Savings Bank
(principal executive officer)


/s/ Timothy D. Regan                                   November 3, 2000
------------------------------------------
Timothy D. Regan
Secretary, Treasurer and Director
(principal accounting and financial officer)
Citizens First Bancorp, Inc.

Senior Vice President, Controller and Secretary
(principal accounting and financial officer)
Citizens First Savings Bank
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/s/ Marshall J. Campbell                               November 3, 2000
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Marshall J. Campbell
Director
Citizens First Bancorp, Inc.

Director
Citizens First Savings Bank



/s/ Christopher A. Kellerman                           November 3, 2000
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Christopher A. Kellerman
Director
Citizens First Bancorp, Inc.

Director
Citizens First Savings Bank



/s/ Thomas E. Kaczperski                               November 3, 2000
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Thomas E. Kaczperski
Director
Citizens First Savings Bank



/s/ Janice U. Whipple                                  November 3, 2000
-------------------------------------------
Janice U. Whipple
Director
Citizens First Savings Bank



/s/ Dr. Daniel J. Wilheim                              November 3, 2000
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Dr. Daniel J. Wilheim
Director
Citizens First Savings Bank